                                                                    EXHIBIT 10.8

--------------------------------------------------------------------------------




                        VLASIC FOODS INTERNATIONAL INC.



                           _______________________



                          DEFERRED COMPENSATION PLAN




                           _______________________




                                                     Dated: ______________, 1998


________________________________________________________________________________

                           DEFERRED COMPENSATION PLAN


                               TABLE OF CONTENTS

ARTICLE                                                          PAGE
-------                                                          ----
I.       DEFINITIONS..............................................  1

II.      ELIGIBILITY AND PARTICIPATION............................  3

III.     CONTRIBUTIONS............................................  4

IV.      FORFEITURE...............................................  5

V.       PLAN ADMINISTRATION......................................  5

VI.      CLAIMS PROCEDURE.........................................  5

VII.     AMENDMENT AND TERMINATION................................  6

VIII.    CHANGE IN CONTROL........................................  6

IX.      MISCELLANEOUS............................................ 10

                        VLASIC FOODS INTERNATIONAL INC.

                          DEFERRED COMPENSATION PLAN

                          (Effective March 30, 1998)


          This is the Vlasic Foods International Inc. Deferred Compensation Plan, which is designed to provide eligible employees with an additional method of planning for retirement. The Plan is intended to be an "unfunded" plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE I

                                  DEFINITIONS

          The following words and phrases, as used in the Plan, shall have these meanings:

     (S)1.1 "ACCOUNT BALANCE" means the total amount of a Participant's Contributions that are credited to a bookkeeping account, including hypothetical income, gains and losses credited thereto.

     (S)1.2 "ADDITIONAL EMPLOYER MATCHING CONTRIBUTION" has the meaning set forth in the Savings Plan.

     (S)1.3 "ANNUAL INCENTIVE PLAN" means the Vlasic Foods International Inc. Annual Incentive Plan.

     (S)1.4 "AWARD" means an award under the Vlasic Foods International Inc. Annual Incentive Plan, an approved Employer sales incentive compensation program, or any other Employer incentive program that is authorized for eligibility by the Plan Administrator.

     (S)1.5 "BENEFICIARY" means the person whom the Participant designates to receive any unpaid portion of the Participant's Account Balance should the Participant's death occur before the Participant receives the entire Account Balance. If the Participant does not designate a Beneficiary, his or her Beneficiary shall be his or her spouse if he or she is married at the time of death, or his or her estate if he or she is unmarried at the time of death.

     (S)1.6  "BOARD OF DIRECTORS" means the board of directors of Vlasic.

     (S)1.7  "CAMPBELL" means Campbell Soup Company and any Campbell subsidiary.

     (S)1.8 "CAUSE" means the termination of a Participant's employment by reason of his or her engaging in conduct that constitutes willful gross misconduct that is demonstrably and materially injurious to his or her employer, monetarily or otherwise, misappropriation of funds, willful and material misrepresentation to the directors or officers of his or her employer, gross negligence in the performance of the Participant's duties having a material adverse effect on the business, operations, assets, properties or financial condition of Vlasic or a Subsidiary, or entering into competition with Vlasic or a Subsidiary. No act, nor failure to act, on the Participant's part shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of Vlasic and its Subsidiaries.

     (S)1.9  "CODE" means the Internal Revenue Code of 1986, as amended.

     (S)1.10 "COMPENSATION" means:

             (a) For purposes of the Salary Deferral Program, all amounts that are treated as wages for Federal income tax withholding under section 340l(a) of the Code for the Plan Year plus amounts that would be paid to the Executive during the year but for the Executive's election under a cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code. Notwithstanding the preceding sentence, Compensation shall not include:

                  (i) an Award under any incentive plan sponsored by the Employer,

                  (ii) contributions by the Employer to this or any other plan or plans for the benefit of its employees, except as otherwise expressly provided in this Plan, or

                  (iii) amounts identified by the Employer as expense allowances or reimbursements regardless of whether such amounts are treated as wages under the Code.

             (b) For purposes of the Supplemental Savings Program, the meaning set forth in the Savings Plan.

     (S)1.11 "CONTRIBUTION" means an amount deferred under the Plan pursuant to a Participant's election, or credited to a Participant under Article III, and credited to a Participant's Account Balance. No money or other assets shall actually be set aside or contributed to such Account Balance.

     (S)1.12 "EFFECTIVE DATE" means March 30, 1998.

     (S)1.13 "EMPLOYER" means Vlasic and any Subsidiary that the Plan Administrator designates as an Employer under the Plan.

     (S)1.14 "EXECUTIVE" means an employee of the Employer who, for any Plan Year, is:

             (a) classified as "exempt" under the Fair Labor Standards Act of 1938, as amended;

             (b) a "highly compensated employee" within the meaning of section 414(q) of the Code; and

             (c) designated by the Plan Administrator as eligible to participate in the Plan.

     (S)1.15 "IRS COMPENSATION LIMIT" means the annual dollar limit prescribed under section 401(a)(17) of the Code.

     (S)1.16 "LTIP" means the Vlasic 1998 Long-Term Incentive Plan.

     (S)1.17 "PARTICIPANT" means an Executive who elects to participate in the Plan.

     (S)1.18 "PLAN" means the Deferred Compensation Plan, as amended, and that consists of the Salary Deferral Program, the Supplemental Savings Program, the LTIP Deferral Program and the Annual Incentive Plan Deferral Program.

     (S)1.19 "PLAN ADMINISTRATOR" means the Compensation and Organization Committee of the Board of Directors, or its delegate or successor.

     (S)1.20 "PLAN YEAR" means the period beginning on [Distribution Date] and ending December 31, 1998 and each 12-month period thereafter beginning January 1 and ending December 31.

     (S)1.21 "PROGRAMS" are described in Section 2.1.

     (S)1.22 "SAVINGS PLAN" means the Vlasic Foods International Inc. Savings and 401(k) Plan for Salaried Employees.

     (S)1.23 "SUBSIDIARY" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by Vlasic.

     (S)1.24 "VLASIC" means Vlasic Foods International Inc.

     (S)1.25 "VLASIC GROUP" means Vlasic and all of its Subsidiaries on and after the Effective Date.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     (S)2.1 ELIGIBILITY. Each Executive may elect to participate in one or more of the following Programs under the Plan pursuant to the respective eligibility requirements indicated:

             (a)  Salary Deferral Program, LTIP Deferral Program, Annual
                  ------------------------------------------------------
Incentive Program. Each Executive shall be eligible to participate in the Salary
-----------------
Deferral Program, the LTIP Deferral Program and the Annual Incentive Plan Deferral Program.

             (b)  Supplemental Savings Program.  Each Executive:  (i) who
                  ----------------------------
participates in the  Savings Plan, (ii) whose annual Compensation, as defined in
Section 1.10(b), from the Employer exceeds the IRS Compensation Limit and (iii) whose rate of contribution to the Savings Plan meets or exceeds the amount determined in advance by the Plan Administrator, may elect to participate in the Supplemental Savings Program.

     (S)2.2 EXECUTIVES OUTSIDE THE UNITED STATES. Notwithstanding any other provision of the Plan to the contrary, an Executive who is subject to tax outside of the United States is not eligible to participate in any feature of the Plan unless his or her participation has been approved in advance by the Plan Administrator.

     (S)2.3 PARTICIPATION. Any Executive eligible under this Article II shall become a Participant immediately upon enrolling as a Participant by the method required by the Plan Administrator. An individual shall remain a Participant until all amounts credited to the Participant's Account Balance have been distributed to the Participant or his or her Beneficiary.

                                  ARTICLE III

                                 CONTRIBUTIONS

     (S)3.1 SALARY DEFERRAL PROGRAM. On behalf of a Participant in the Salary Deferral Program, the Employer shall contribute to his or her Account Balance:
(i) an amount equal to that portion of the Participant's Compensation that he or she has elected to defer and (ii) with respect to a Participant who has elected to defer Compensation pursuant to the Salary Deferral Program and who has also elected to defer amounts under the Savings Plan, an amount equal to the matching contribution the Employer would have made to the Savings Plan based on the portion of Compensation the Participant defers under the Plan.

     (S)3.2 SUPPLEMENTAL SAVINGS PROGRAM. On behalf of a Participant in the Supplemental Savings Program, the Employer shall contribute to his or her Account Balance: (i) an amount equal to 2 1/2% of the difference between the Participant's Compensation above the IRS Compensation Limit and the IRS Compensation Limit itself; provided, however, that no amount shall be credited hereunder for any period during which a Participant in the Supplemental Savings Program is not also an active participant in the Savings Plan, (ii) such additional amount as the Employer, in its sole discretion, may determine and
(iii) with respect to a Participant as to whom the Employer is prohibited, because of Code limitations, from contributing a full Additional Employer Matching Contribution, an amount equal to the contribution so prohibited.

     (S)3.3 LTIP DEFERRAL PROGRAM. On behalf of a Participant who participates in the LTIP, the Employer shall contribute to his or her Account Balance an amount equal to that portion of an eligible LTIP Award that the Participant has elected to defer under the Plan.

     (S)3.4 ANNUAL INCENTIVE PLAN DEFERRAL PROGRAM. On behalf of a Participant who participates in the Annual Incentive Plan, the Employer shall contribute to his or her Account Balance an amount equal to that portion of an eligible Annual Incentive Plan Award that the Participant has elected to defer under the Plan.

                                  ARTICLE IV

                                  FORFEITURE


             Prior to a Change in Control, a Participant who is discharged for Cause as determined by the Employer shall, unless otherwise determined by the Plan Administrator in connection with the termination of his or her employment, lose any right to receive payment of his or her Account Balance.

                                   ARTICLE V

                              PLAN ADMINISTRATION


     (S)5.1 GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall establish procedures and rules regarding the timing of deferral elections, the time period for deferral, the forms of distribution, the availability of death benefits, the measurement units for valuing Account Balances, the transfer of Account Balances among measurement units, the statements of Account Balances, the time and manner of payment of Account Balances, and other administrative items for the Plan.

     (S)5.2 PLAN INTERPRETATION. The Plan Administrator shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for Contributions, the amount of Account Balances and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent it shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

     (S)5.3 RESPONSIBILITIES AND REPORTS. The Plan Administrator may pursuant to a written instruction name other persons to carry out specific responsibilities. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person employed or engaged for such purposes.

                                   ARTICLE VI

                                CLAIMS PROCEDURE

     (S)6.1 DENIAL OF CLAIM FOR BENEFITS. Any denial by the Plan Administrator of a claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or Beneficiary. The Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision. The notice of the Plan Administrator's decision shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan,
(ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim.

     (S)6.2 APPEAL OF DENIAL. The claimant shall have 60 days after receipt of written notification of denial of his or her claim in which to file a written appeal with the Plan Administrator. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his or her claim. The Plan Administrator shall render a written decision on the claimant's appeal ordinarily within 60 days after receipt of notice thereof but, in no case, later than 120 days.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

             Vlasic reserves the right to amend or modify the Plan at any time by action of the Plan Administrator and each Employer reserves the right to terminate the Plan as to its employees at any time by action of its board of directors. Notwithstanding the foregoing, no such amendment, modification or termination shall reduce any Participant's Account Balance as of the date of such amendment, modification or termination.

                                  ARTICLE VIII

                               CHANGE IN CONTROL


     (S)8.1 PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article VIII shall govern and supersede any inconsistent terms or provisions of the Plan.

     (S)8.2 DEFINITION OF "CHANGE IN CONTROL". For purposes of the Plan "Change in Control" means any of the following events:

             (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of Vlasic's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this Section 8.2(a), the Voting Securities acquired directly from Vlasic by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

             (b) The individuals who, as of the later of April 1, 1998 or the first date that the membership of the Board of Directors reaches seven (7), are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by Vlasic's shareowners, of any new Director was approved by a vote of at least two-thirds of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

             (c) Approval by shareowners of Vlasic of (i) a merger or consolidation involving Vlasic if the shareowners of Vlasic, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of Vlasic or an agreement for the sale or other disposition of all or substantially all of the assets of Vlasic; or

             (d) Acceptance by shareowners of Vlasic of shares in a share exchange if the shareowners of Vlasic, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by Vlasic or any of its subsidiaries, (ii) any entity that, immediately prior to such acquisition, is entirely owned (directly or indirectly) by shareowners of Vlasic in the same proportions as their ownership of stock in Vlasic immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family shareowner" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family shareowner but only if such Person has executed an agreement that is approved by two-thirds of the Board of Directors and pursuant to which such Person has agreed that he or she (or they) will not increase his or her (or their) Beneficial Ownership (directly or indirectly) to thirty percent (30%) or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family shareowner" means at any time a "Dorrance Family shareowner" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities beneficially owned by such individual on April 1, 1998, (w) Voting Securities acquired directly from Vlasic, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family shareowner, (y) Voting Securities that are also Beneficially Owned by other Grandfathered Dorrance Family shareowners at the time in question, and (z) Voting Securities acquired after April 1, 1998 other than directly from Vlasic or from another Grandfathered Dorrance Family shareowner by any "Dorrance Grandchild" (as hereinafter defined); provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family shareowner" who or which is at the time in question the Beneficial Owner of Voting Securities that are not specified in clauses (v), (w), (x), (y) and
(z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family shareowner at the time in question. For purposes of this Section, "Dorrance Family shareowners" means individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

             Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Vlasic that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Vlasic, and after such share acquisition by Vlasic, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (S)8.3 DEFINITION OF "TERMINATION FOLLOWING A CHANGE IN CONTROL." For purposes of the Plan, "Termination Following a Change in Control" means a termination of employment:

             (a) initiated by the employer of the Participant, other than for Cause; or

             (b) initiated by the Participant following one or more of the following events:

                  (i) an assignment to the Participant of any duties materially inconsistent with, or a reduction or change by his or her employer in the nature or scope of the authority, duties or responsibilities of the Participant from those assigned to or held by the Participant immediately prior to the Change in Control;

                  (ii) any removal of the Participant from the positions held immediately prior to the Change in Control, except in connection with promotions to positions of greater responsibility and prestige;

                  (iii) any reduction by his or her employer in the Participant's compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter;

                  (iv) revocation or any modification of any employee benefit plan, or any action taken pursuant to the terms of any such plan, that materially reduces the opportunity of the Participant to receive benefits under any such plan;

                  (v) a transfer or relocation of the site of employment of the Participant immediately preceding the Change in Control, without the Participant's express written consent, to a location more than fifty (50) miles distant therefrom, or that is otherwise an unacceptable commuting distance from the Participant's principal residence at the date of the Change in Control; or

                  (vi) a requirement that the Participant undertake business travel to an extent substantially greater than the Participant's business travel obligations immediately prior to the Change in Control.

     (S)8.4 CHANGE IN CONTROL YEAR. For purposes of the Plan, "Change in Control Year" means a fiscal year of Vlasic in which a Change in Control occurs.

     (S)8.5  ACCRUED BENEFIT; TRUST ARRANGEMENT.

             (a) Upon a Change in Control, the benefits accrued as if invested in Vlasic common stock shall be converted into a cash equivalent amount equal to the greater of (i) the highest price per share of such stock (a "Share") paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest fair market value per Share during the ninety (90) day period ending on the date of a Change in Control multiplied by the number of Shares of Vlasic stock credited to a Participant's Account Balance under the Plan. The resulting cash equivalent amount shall promptly be credited to (i) the remaining hypothetical investments in the Participant's Account Balance, in the same relative proportions as those hypothetical investments or (ii) if an Participant's Account Balance was credited entirely in the hypothetical Vlasic Stock fund, the most conservative hypothetical investment.

             (b) Not later than a Change in Control, Vlasic and each of the other Employers shall contribute to a trust arrangement described in Section 9.8 cash, marketable securities or other property having a fair market value in an amount equal to the sum of the amounts, determined by an actuary selected by Vlasic and satisfactory to a majority of the Participants, using reasonable assumptions, that will be sufficient to fund fully the Employer's obligations to pay the full amount of all benefits to which the Participants (and their Beneficiaries) may become entitled pursuant to the Plan.

     (S)8.6  AMENDMENT OR TERMINATION.

             (a) This Article VIII shall not be amended or terminated at any time.

             (b) For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way, nor shall the manner in which the Plan is administered be changed in a way that adversely affects the Executive's right to existing or future Employer-provided benefits or contributions provided hereunder.

             (c) Any amendment or termination of the Plan prior to a Change in Control that (i) is at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arises in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

                                   ARTICLE IX

                                 MISCELLANEOUS


     (S)9.1 NO EMPLOYMENT CONTRACT. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as an employee. The Employer expressly reserves the right to discharge any employee whenever in its judgment its best interests so require.

     (S)9.2 NON-ALIENATION. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

     (S)9.3 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.

     (S)9.4 WITHHOLDING. The Employer shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

     (S)9.5 INCAPACITY. If the Plan Administrator, in its sole discretion, deems a Participant or Beneficiary who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Plan Administrator may direct the Employer to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Administrator to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Employer, the Plan Administrator and the Plan to the person for whose benefit the payments are made.

     (S)9.6 NUMBER. For purposes of the Plan, the singular shall include the plural, and vice versa.

     (S)9.7 BINDING UPON SUCCESSORS. The liabilities under the Plan shall be binding upon any successor, assign or purchaser of the Employer or any purchaser of substantially all of the assets of the Employer.

     (S)9.8 TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Employer. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Employer resulting in the Executives having no greater rights than the Employer's other general creditors. Notwithstanding the foregoing, Section 8.5(b) shall be given full effect in the event of a Change in Control and nothing herein shall prevent or prohibit the Employer from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan at any other time.